EXHIBIT 99

275 West Federal Street

Youngstown, Ohio 44503-1203

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Kathy Bushway	Gary M. Small
Senior Vice President, Marketing	President and Chief Executive Officer
Home Savings	United Community Financial Corp.
(330) 742-0638	(330) 742-0472
kbushway@homesavings.com

UCFC ANNOUNCES STRONG EARNINGS AND DIVIDEND INCREASE

YOUNGSTOWN, Ohio (January 23, 2018) – United Community Financial Corp. (Company) (NASDAQ: UCFC), parent company of Home Savings Bank (Home Savings), today announced net income of $4.5 million, or $0.090 per diluted common share for the three months ended December 31, 2017. For the year ended December 31, 2017, net income was $21.8 million, or $0.437 per diluted common share.

During the year, three non-recurring charges were recognized. In the fourth quarter, a revaluation of net deferred tax assets increased tax expense $1.9 million and an asset write down of $1.5 million, after tax, was prompted by an unfavorable ruling from an Appellate Court. For the year, non-recurring acquisition related expenses totaling $3.3 million, after tax, were also recognized. By adjusting reported earnings adjusted for these non-recurring items, the Company’s normalized quarterly net income (non-GAAP) was $7.9 million for the quarter, or $0.158 per diluted share and normalized full-year net income was $28.5 million, or $0.571 per diluted common share.

Fourth quarter 2017 highlights:

•	Continued strong organic loan growth at 10.1% annualized

•	Average deposit growth at 5.8% annualized

•	Net interest margin of 3.43%

•	Return on average assets of 0.68%, or 1.20% normalized

•	Return on average equity of 6.09%, or 10.72% normalized

•	Efficiency ratio was 63.73%, or 53.76% normalized

•	Increased dividend 50% to $0.06 per common share

Full year 2017 highlights:

•	Continued strong organic loan growth, including loans held for sale, at 16.5%

•	Net interest margin of 3.41%

•	Return on average assets of 0.85%, or 1.11% normalized

•	Return on average equity of 7.63%, or 9.97% normalized

•	Efficiency ratio was 64.28%, or 57.01% normalized

Gary M. Small, President and Chief Executive Officer of the Company commented, “I am very pleased with the organization’s fourth quarter core performance. Commercial and consumer growth exceeded expectations, deposit growth initiatives took hold, and our core expenses for the quarter were well contained. These results, combined with the anticipated positive impacts for our customers from the recent tax legislation, certainly provide excellent momentum as we head into 2018.”

Strong Organic Loan Growth

Total loan growth for the fourth quarter was $51.4 million, or 10.1% on an annualized basis. At year-end, total loans aggregated $2.08 billion.

Commercial loan growth was $31.5 million for the quarter ended December 31, 2017, or 15.9% on an annualized basis. Residential mortgage loans, including loans held for sale, increased $10.3 million, or 4.1% annualized during the quarter. Consumer loans increased $9.8 million, or 14.9%, annualized during the same time period.

Meaningful Organic Customer Deposit Growth

Average customer deposit growth for the fourth quarter of 2017 totaled $25.4 million, or 5.8% annualized. Average annualized consumer and business deposit growth was 11.5% for the period. The Company also saw annualized growth of 21.6% in average noninterest bearing deposits for the quarter. Our success in these areas is a reflection of our focus on treasury management, product enhancement and pricing and promotional changes.

Net Interest Margin Remains Stable

Net interest income on a fully-taxable equivalent basis increased to $21.1 million for the quarter ended December 31, 2017, compared to $20.7 million for the quarter ended September 30, 2017, or 1.8%, and increased 27.5% from $16.6 million for the quarter ended December 31, 2016. The increase in net interest income was primarily due to a higher level of earning assets compared to the prior quarter. The increase in net interest income compared to the fourth quarter of 2016 was driven by an increase in earning assets along with an expansion in net interest margin, primarily related to purchase accounting adjustments.

The net interest margin was 3.43% for the three months ended December 31, 2017, a two basis point decrease from 3.45% reported in the prior quarter. For the quarter ended December 31, 2016, the net interest margin was 3.26%. The increased margin from the same quarter last year was primarily due to the increased yield on earning assets along with the recognition of purchase accounting adjustments.

Excluding purchase accounting yield adjustments, the net interest margin would have been 12 basis points lower, or 3.31%, for the three months ended December 31, 2017. The net interest margin would have been 11 basis points lower, or 3.30%, for the year.

Nonperforming Loans to Net Loans Ratio Decreases

The ratio of nonperforming loans to net loans continues to improve. The ratio was 0.59% at December 31, 2017, which is down from 0.83% reported at December 31, 2016. During the quarter ended December 31, 2017, the Company recognized total net chargeoffs of $568,000, or 11.5 basis points as a percentage of average loans. Full-year net chargeoffs were $2.1 million, or 11.5 basis points as a percentage of average loans.

The Company’s provision for loan losses totaled $1.2 million for the fourth quarter of 2017, which was up in comparison to the prior quarter and down from the fourth quarter of 2016. As of December 31, 2017, the Company’s allowance for loan losses to total loans was 1.05%, versus 1.25% at December 31, 2016.

Loans acquired through the acquisition during the first quarter of 2017 were recorded at fair value. When combining the remaining fair value adjustment of $3.8 million and the Company’s allowance, the Company’s allowance as a percentage of total loans increases to 1.23%.

Non-Interest Income

Non-interest income increased to $6.5 million in the fourth quarter of 2017, compared to $6.3 million in the prior quarter. A one-time gain of $595,000 from the sale of a bank-owned building was partially offset by lower gains on mortgage loan sales due to seasonality and no recognized security gains in the fourth quarter.

Non-Interest Expense

Non-interest expense was $17.3 million for the quarter and normalized was $15.0 million, excluding a $2.3 million one-time asset write down, compared to $15.5 million recognized during last quarter.

In 2003, Home Savings entered into two development loans on which the borrower subsequently filed bankruptcy, and a Court appointed receiver liquidated the collateral. The proceeds from the sale of the collateral have remained in escrow with the Court since 2007 as a number of competing claims were made against the proceeds. In 2011, a lower court affirmed Home Savings’ priority position in the proceeds, and its lien validity was affirmed by the same Court in 2016. However, in December 2017, an Appellate Court ruled that a portion of the proceeds should be awarded to another claimant. The $2.3 million charge reflects the Appellate court ruling. It is the Company’s intent to continue to pursue a full recovery.

The Company’s efficiency ratio remained on target at a normalized level of 53.77%, for the quarter ended December 31, 2017.

Tangible Book Value

Tangible book value per common share at December 31, 2017 was $5.41 compared to $5.32 at December 31, 2016. Tangible book value per share was lowered $0.037 per share because of the recent change in tax law.

Increased Dividend to be Paid

On January 23, 2018, the Board of Directors declared a quarterly cash dividend of $0.06 per common share, a 50% increase from the quarterly dividend paid last quarter. The dividend is payable February 16, 2018 to shareholders of record at the close of business February 2, 2018. This increase reflects both the sentiments of the Company to move to a higher dividend payout ratio and anticipated increased earnings due to recent changes in tax law.

Conference Call

United Community Financial Corp. will host an earnings conference call on Wednesday, January 24, 2018, at 10:00 a.m. ET., to provide an overview of the Company’s fourth quarter 2017 results and highlights. The conference call may be accessed by calling 1-877-272-7661 ten minutes prior to the start time. Please ask to be joined into the United Community Financial Corp. (UCFC) call. Additionally, a live webcast may be accessed from the Company’s website ir.ucfconline.com. Click on 4th Quarter 2017 Conference Call on the corporate profile page to join the webcast.

United Community Financial Corp.

Home Savings is a wholly owned subsidiary of the Company, offering a full line of commercial, wealth management and consumer banking products and services with 35 retail banking offices (34 in Ohio and one in Pennsylvania). Home Savings also has residential mortgage loan centers servicing Ohio, West Virginia, western Pennsylvania, northern Kentucky, and eastern Indiana. Additional information on the Company, Home Savings and James & Sons Insurance is available at ir.ucfconline.com.

###

When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project”, “will have”, “can expect” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	December 31, 2017	September 30, 2017	F/(U)	December 31, 2016	F/(U)
	(Dollars in thousands)
Assets:
Cash and deposits with banks	$34,365	$29,600	16.1%	$27,690	24.1%
Federal funds sold	12,515	8,410	48.8%	18,197	-31.2%

Total cash and cash equivalents	46,880	38,010	23.3%	45,887	2.2%
Securities:
Available for sale, at fair value	270,561	274,822	-1.6%	343,284	-21.2%
Held to maturity (fair value of $82,126, $85,024 and $96,150, respectively)	82,911	85,549	-3.1%	97,519	-15.0%
Loans held for sale, at lower of cost or market	211	196	7.7%	165	27.9%
Loans held for sale, at fair value	83,541	84,349	-1.0%	62,593	33.5%
Loans, net of allowance for loan losses of $21,202, $20,555 and $19,087	1,999,877	1,947,695	2.7%	1,503,577	33.0%
Federal Home Loan Bank stock, at cost	19,324	19,324	0.0%	18,068	7.0%
Premises and equipment, net	22,094	22,132	-0.2%	20,963	5.4%
Accrued interest receivable	8,190	7,253	12.9%	6,900	18.7%
Real estate owned and other repossessed assets	1,253	1,143	9.6%	1,777	-29.5%
Goodwill	20,221	19,488	3.8%	208	9621.6%
Core deposit intangible	1,934	2,017	-4.1%	5	38580.0%
Customer list intangible	2,060	2,090	-1.4%	1,356	51.9%
Cash surrender value of life insurance	62,488	62,050	0.7%	55,861	11.9%
Other assets	27,789	36,247	-23.3%	33,182	-16.3%

Total assets	$2,649,334	$2,602,365	1.8%	$2,191,345	20.9%

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$354,970	$343,146	3.4%	$256,918	38.2%
Interest bearing	1,601,769	1,595,553	0.4%	1,258,073	27.3%

Total deposits	1,956,739	1,938,699	0.9%	1,514,991	29.2%
Borrowed funds:
Federal Home Loan Bank advances
Long-term advances	48,536	48,341	0.4%	47,756	1.6%
Short-term advances	308,000	280,000	10.0%	343,000	-10.2%

Total Federal Home Loan Bank advances	356,536	328,341	8.6%	390,756	-8.8%
Repurchase agreements and other	197	10,191	-98.1%	512	-61.5%

Total borrowed funds	356,733	338,532	5.4%	391,268	-8.8%
Advance payments by borrowers for taxes and insurance	25,038	16,048	56.0%	23,812	5.1%
Accrued interest payable	1,097	722	51.9%	145	656.6%
Accrued expenses and other liabilities	16,033	16,513	-2.9%	11,323	41.6%

Total liabilities	2,355,640	2,310,514	2.0%	1,941,539	21.3%

Shareholders’ Equity:
Preferred stock-no par value; 1,000,000 shares authorized and no shares outstanding	—	—	0.0%	—	0.0%
Common stock-no par value; 499,000,000 shares authorized; 54,138,910 shares issued and 49,800,126, 49,758,487 and 46,581,370 shares, respectively, outstanding	177,458	177,460	0.0%	174,360	1.8%
Retained earnings	167,500	164,988	1.5%	152,675	9.7%
Accumulated other comprehensive loss	(18,904)	(17,929)	5.4%	(21,040)	-10.2%
Treasury stock, at cost, 4,338,784, 4,380,423 and 7,557,540 shares, respectively	(32,360)	(32,668)	-0.9%	(56,189)	-42.4%

Total shareholders’ equity	293,694	291,851	0.6%	249,806	17.6%

Total liabilities and shareholders’ equity	$2,649,334	$2,602,365	1.8%	$2,191,345	20.9%

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended					For the Twelve Months Ended
	December 31,	September 30,		December 31,		December 31,	December 31,
	2017	2017	F/(U)	2016	F/(U)	2017	2016	F/(U)
	(Dollars in thousands, except per share data)
Interest income
Loans	$21,529	$20,697	4.0%	$15,285	40.9%	$79,795	$57,903	37.8%
Loans held for sale	886	882	0.5%	578	53.3%	3,301	1,755	88.1%
Securities:
Available for sale, nontaxable	416	416	0.0%	377	10.3%	1,668	1,129	47.7%
Available for sale, taxable	1,222	1,276	-4.2%	1,569	-22.1%	5,579	6,915	-19.3%
Held to maturity, nontaxable	51	49	4.1%	65	-21.5%	214	248	-13.7%
Held to maturity, taxable	421	424	-0.7%	422	-0.2%	1,764	1,989	-11.3%
Federal Home Loan Bank stock dividends	267	253	5.5%	181	47.5%	961	723	32.9%
Other interest earning assets	57	51	11.8%	18	216.7%	228	67	240.3%

Total interest income	24,849	24,048	3.3%	18,495	34.4%	93,510	70,729	32.2%
Interest expense
Deposits	2,603	2,226	-16.9%	1,425	-82.7%	8,437	5,922	-42.5%
Federal Home Loan Bank advances	1,365	1,315	-3.8%	732	-86.5%	4,699	2,486	-89.0%
Repurchase agreements and other	1	4	75.0%	4	75.0%	21	20	-5.0%

Total interest expense	3,969	3,545	-12.0%	2,161	-83.7%	13,157	8,428	-56.1%

Net interest income	20,880	20,503	1.8%	16,334	27.8%	80,353	62,301	29.0%
Taxable equivalent adjustment	221	224	-1.3%	219	0.9%	911	686	32.8%

Net interest income (FTE) (1)	21,101	20,727	1.8%	16,553	27.5%	81,264	62,987	29.0%
Provision for loan losses	1,215	721	-68.5%	1,493	18.6%	4,253	5,387	21.1%

Net interest income after provision for loan losses (FTE)	19,886	20,006	-0.6%	15,060	32.0%	77,011	57,600	33.7%

Non-interest income
Insurance agency income	552	509	8.4%	417	32.4%	2,006	1,686	19.0%
Brokerage income	264	271	-2.6%	248	6.5%	1,158	1,281	-9.6%
Service fees and other charges:
Deposit related fees	1,436	1,499	-4.2%	1,380	4.1%	5,636	5,486	2.7%
Mortgage servicing fees	780	760	2.6%	719	8.5%	3,005	2,833	6.1%
Mortgage servicing rights valuation	6	(10)	-160.0%	741	-99.2%	(9)	39	123.1%
Mortgage servicing rights amortization	(518)	(491)	5.5%	(534)	-3.0%	(1,944)	(2,094)	7.2%
Other service fees	42	21	100.0%	27	55.6%	125	135	-7.4%
Net gains (losses):
Securities available for sale	—	236	-100.0%	—	0.0%	566	604	-6.3%
Mortgage banking income	1,375	1,688	-18.5%	1,236	11.2%	6,503	6,444	0.9%
Real estate owned and other repossessed assets charges, net	(46)	(73)	-37.0%	(17)	-100.0%	(189)	(93)	-103.2%
Debit/credit card fees	995	971	2.5%	930	7.0%	4,215	3,846	9.6%
Trust fee income	467	449	4.0%	—	100.0%	1,618	—	100.0%
Other income	1,107	475	133.1%	488	126.8%	2,549	1,909	33.5%

Total non-interest income	6,460	6,305	2.5%	5,635	14.6%	25,239	22,076	14.3%

Non-interest expense
Salaries and employee benefits	8,347	8,736	4.5%	7,376	-13.2%	34,807	28,600	-21.7%
Occupancy	1,023	1,013	-1.0%	809	-26.5%	3,943	3,373	-16.9%
Equipment and data processing	2,256	2,303	2.0%	1,916	-17.7%	8,944	7,564	-18.2%
Financial institutions tax	300	348	13.8%	410	26.8%	1,648	1,694	2.7%
Advertising	317	285	-11.2%	207	-53.1%	991	845	-17.3%
Amortization of intangible assets	114	113	-0.9%	(26)	538.5%	422	69	-511.6%
FDIC insurance premiums	249	301	17.3%	172	-44.8%	1,078	940	-14.7%
Other insurance premiums	114	115	0.9%	77	-48.1%	450	328	-37.2%
Professional fees:
Legal fees	155	156	0.6%	124	-25.0%	724	583	-24.2%
Other professional fees	545	666	18.2%	491	-11.0%	2,151	1,416	-51.9%
Real estate owned and other repossessed asset expenses	17	33	48.5%	1	-1600.0%	135	191	29.3%
Acquisition related expenses	39	—	0.0%	787	0.0%	5,001	787	-100.0%
Other expenses	3,853	1,395	-176.2%	1,373	-180.6%	7,965	5,629	-41.5%

Total non-interest expenses	17,329	15,464	-12.1%	13,717	-26.3%	68,259	52,019	-31.2%

Income before income taxes	9,017	10,847	-16.9%	6,978	29.2%	33,991	27,657	22.9%
Taxable equivalent adjustment	221	224	1.3%	219	-0.9%	911	686	-32.8%
Income tax expense	4,294	3,067	-40.0%	1,734	-147.6%	11,295	8,143	-38.7%

Net income	$4,502	$7,556	-40.4%	$5,025	-10.4%	$21,785	$18,828	15.7%

Earnings per common share:
Basic	$0.090	$0.152	-40.8%	$0.108	-16.7%	$0.440	$0.401	9.7%
Diluted	0.090	0.151	-40.4%	0.107	-15.9%	0.437	0.399	9.5%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, the Company believes this non-GAAP measure is the preferred industry measurement for this item.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED AVERAGE BALANCES

(Unaudited)

	For the three months ended
	December 31, 2017			September 30, 2017			December 31, 2016
	Average	Interest		Average	Interest		Average	Interest
	outstanding	earned/	Yield/	outstanding	earned/	Yield/	outstanding	earned/	Yield/
	balance	paid	rate	balance	paid	rate	balance	paid	rate
	(Dollars in thousands)
Interest earning assets:
Net loans (1)	$1,975,847	$21,531	4.36%	$1,906,786	$20,699	4.34%	$1,485,617	$15,286	4.12%
Loans held for sale	88,247	886	4.02%	88,854	882	3.97%	61,289	578	3.77%

Total loans, net	2,064,094	22,417	4.34%	1,995,640	21,581	4.33%	1,546,906	15,864	4.10%
Securities:
Available for sale-taxable	214,631	1,222	2.28%	224,927	1,276	2.27%	292,115	1,569	2.15%
Available for sale-nontaxable (2)	58,903	609	4.14%	59,057	611	4.14%	54,018	561	4.15%
Held to maturity-taxable	75,136	421	2.24%	77,947	424	2.18%	87,480	422	1.93%
Held to maturity-nontaxable (2)	9,233	77	3.34%	9,239	76	3.29%	13,438	99	2.95%

Total securities	357,903	2,329	2.60%	371,170	2,387	2.57%	447,051	2,651	2.37%
Federal Home Loan Bank stock	19,324	267	5.53%	19,324	253	5.24%	18,068	181	4.01%
Other interest earning assets	22,656	57	1.01%	18,881	51	1.08%	22,071	18	0.33%

Total interest earning assets	2,463,977	25,070	4.07%	2,405,015	24,272	4.04%	2,034,096	18,714	3.68%
Non-interest earning assets	179,023			185,773			134,902

Total assets	$2,643,000			$2,590,788			$2,168,998

Interest bearing liabilities:
Deposits:
Checking accounts	$600,249	589	0.39%	$591,982	468	0.32%	$481,225	248	0.21%
Savings accounts	304,229	27	0.04%	308,829	28	0.04%	291,212	25	0.03%
Certificates of deposit
Customer certificates of deposit	530,297	1,458	1.10%	526,697	1,333	1.01%	416,299	1,077	1.03%
Brokered certificates of deposit	164,147	529	1.29%	135,956	397	1.17%	47,760	75	0.63%

Total certificates of deposit	694,444	1,987	1.14%	662,653	1,730	1.04%	464,059	1,152	0.99%

Total interest bearing deposits	1,598,922	2,603	0.65%	1,563,464	2,226	0.57%	1,236,496	1,425	0.46%
Federal Home Loan Bank advances
Long-term advances	48,409	404	3.34%	48,212	388	3.22%	47,628	337	2.83%
Short-term advances	301,424	961	1.28%	310,152	927	1.20%	342,174	395	0.46%

Total Federal Home Loan Bank advances	349,833	1,365	1.56%	358,364	1,315	1.47%	389,802	732	0.75%
Repurchase agreements and other	2,114	1	0.19%	6,483	4	0.25%	514	4	3.11%

Total borrowed funds	351,947	1,366	1.55%	364,847	1,319	1.45%	390,316	736	0.75%

Total interest bearing liabilities	$1,950,869	3,969	0.81%	$1,928,311	3,545	0.74%	$1,626,812	2,161	0.53%

Non-interest bearing liabilities
Total noninterest bearing deposits	355,225			337,067			257,412
Other noninterest bearing liabilities	41,400			35,576			33,544

Total noninterest bearing liabilities	396,625			372,643			290,956

Total liabilities	$2,347,494			$2,300,954			$1,917,768
Shareholders’ equity	295,506			289,834			251,230

Total liabilities and equity	$2,643,000			$2,590,788			$2,168,998

Net interest income and interest rate spread		$21,101	3.26%		$20,727	3.30%		$16,553	3.15%

Net interest margin			3.43%			3.45%			3.26%
Average interest earning assets to average interest bearing liabilities			126.30%			124.72%			125.04%

Interest bearing deposits
Checking accounts	$600,249	$589	0.39%	$591,982	$468	0.32%	$481,225	$248	0.21%
Savings accounts	304,229	27	0.04%	308,829	28	0.04%	291,212	25	0.03%
Customer certificates of deposit	530,297	1,458	1.10%	526,697	1,333	1.01%	416,299	1,077	1.03%

Total customer deposits	1,434,775	2,074	0.58%	1,427,508	1,829	0.51%	1,188,736	1,350	0.45%
Brokered certificates of deposit	164,147	529	1.29%	135,956	397	1.17%	47,760	75	0.63%

Total interest bearing deposits	1,598,922	2,603	0.65%	1,563,464	2,226	0.57%	1,236,496	1,425	0.46%
Noninterest bearing deposits	355,225	—	0.00%	337,067	—	0.00%	257,412	—	0.00%

Total average deposits and cost of deposits	$1,954,147	$2,603	0.53%	$1,900,531	$2,226	0.47%	$1,493,908	$1,425	0.38%
Other interest bearing liabilities
Federal Home Loan Bank advances
Long term advances	$48,409	$404	3.34%	$48,212	$388	3.22%	$47,628	$337	2.83%
Short term advances	301,424	961	1.28%	310,152	927	1.20%	342,174	395	0.46%

Total Federal Home Loan Bank advances	349,833	1,365	1.56%	358,364	1,315	1.47%	389,802	732	0.75%
Repurchase agreements and other	2,114	1	0.19%	6,483	4	0.25%	514	4	3.11%

Total borrowed funds	351,947	1,366	1.55%	364,847	1,319	1.45%	390,316	736	0.75%

Total average deposits and other interest bearing liabilities and total cost of funds	$2,306,094	$3,969	0.69%	$2,265,378	$3,545	0.63%	$1,884,224	$2,161	0.46%

Customer deposits interest bearing and noninterest bearing	$1,790,000	$2,074	0.46%	$1,764,575	$1,829	0.41%	$1,446,148	$1,350	0.37%
Brokered deposits	164,147	529	1.29%	135,956	397	1.17%	47,760	75	0.63%
Total borrowings	351,947	1,366	1.55%	364,847	1,319	1.45%	390,316	736	0.75%
Cost of funds	2,306,094	3,969	0.69%	2,265,378	3,545	0.63%	1,884,224	2,161	0.46%

(1)	Nonaccrual loans are included in the average balance at a yield of 0%.
(2)	Yields are on a fully taxable equivalent basis.

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(Dollars in thousands, except per share data)
Financial Data
Total assets	$2,649,334	$2,602,365	$2,553,565	$2,557,010	$2,191,345
Total loans, net	1,999,877	1,947,695	1,869,095	1,835,000	1,503,577
Total securities	353,472	360,371	375,738	430,357	440,803
Total deposits	1,956,739	1,938,699	1,893,993	1,905,205	1,514,991
Average interest-bearing deposits	1,598,922	1,563,464	1,579,438	1,434,644	1,236,496
Average noninterest-bearing deposits	355,225	337,067	333,784	306,402	257,412
Total shareholders’ equity	293,694	291,851	285,480	277,102	249,806
Net interest income	20,880	20,503	20,494	18,476	16,334
Net interest income (FTE) (1)	21,101	20,727	20,723	18,713	16,553
Provision for loan losses	1,215	721	842	1,475	1,493
Noninterest income	6,460	6,305	7,090	5,384	5,635
Noninterest expense	17,329	15,464	15,176	20,290	13,717
Income tax expense	4,294	3,067	3,377	557	1,734
Net income	4,502	7,556	8,189	1,538	5,025

Share Data
Basic earnings per common share	$0.090	$0.152	$0.165	$0.032	$0.108
Diluted earnings per common share	0.090	0.151	0.163	0.032	0.107
Book value per common share	5.90	5.87	5.74	5.58	5.36
Tangible book value per common share	5.41	5.38	5.27	5.10	5.32
Market value per common share	9.13	9.60	8.31	8.34	8.94

Common shares outstanding at end of period	49,800	49,758	49,715	49,695	46,581
Weighted average shares outstanding—basic	49,497	49,460	49,392	48,289	46,216
Weighted average shares outstanding—diluted	49,827	49,851	49,795	48,646	46,415

Key Ratios
Return on average assets (2)	0.68%	1.17%	1.27%	0.25%	0.93%
Return on average equity (3)	6.09%	10.43%	11.60%	2.24%	8.00%
Return on tangible equity (4)	6.62%	11.35%	12.66%	2.39%	8.05%
Net interest margin	3.43%	3.45%	3.46%	3.28%	3.26%
Efficiency ratio	63.73%	57.13%	54.71%	83.78%	61.89%
Nonperforming loans to net loans, end of period	0.59%	0.62%	0.58%	0.58%	0.83%
Nonperforming assets to total assets, end of period	0.64%	0.75%	0.72%	0.74%	0.94%
Allowance for loan loss as a percent of loans, end of period	1.05%	1.04%	1.04%	1.02%	1.25%
Delinquent loans to total net loans, end of period	0.86%	0.89%	0.77%	0.81%	1.26%

(1)	Net interest income is presented on a fully taxable equivalent (FTE) basis, the Company believes this non-GAAP measure is the preferred industry measurement for this item
(2)	Net income divided by average total assets
(3)	Net income divided by average total equity
(4)	Net income divided by average total equity, minus average intangible assets

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(Dollars in thousands)
Loan Portfolio Composition
Commercial loans
Multi-family	$120,479	$126,977	$121,565	$108,330	$93,597
Owner/nonowner occupied commercial real estate	381,611	366,747	342,300	325,633	231,401
Land	15,162	13,666	10,867	9,276	8,373
Construction	116,863	108,106	96,765	94,727	68,158
Commercial and industrial	188,500	175,580	170,758	170,398	102,729

Total	822,615	791,076	742,255	708,364	504,258
Residential mortgage loans
Real estate	870,939	851,863	834,349	839,413	762,926
Construction	49,092	57,081	56,946	51,372	35,695

Total	920,031	908,944	891,295	890,785	798,621
Consumer loans
Consumer	273,494	263,692	251,151	251,215	216,598

Total	273,494	263,692	251,151	251,215	216,598

Total loans	2,016,140	1,963,712	1,884,701	1,850,364	1,519,477
Less:
Allowance for loan losses	21,202	20,555	19,660	18,970	19,087
Deferred loan costs, net	(4,939)	(4,538)	(4,054)	(3,606)	(3,187)

Total	16,263	16,017	15,606	15,364	15,900

Total loans, net	1,999,877	1,947,695	1,869,095	1,835,000	1,503,577
Loans held for sale, net	83,752	84,545	86,153	75,698	62,758

Total loans	$2,083,629	$2,032,240	$1,955,248	$1,910,698	$1,566,335

	At or for the quarters ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(Dollars in thousands)
Deposit Portfolio Composition
Checking accounts
Interest bearing checking accounts	$170,478	$173,170	$175,800	$211,875	$158,271
Non-interest bearing checking accounts	354,970	343,146	339,067	333,940	256,918

Total checking accounts	525,448	516,316	514,867	545,815	415,189
Savings accounts	301,716	307,169	310,012	308,533	294,563
Money market accounts	424,234	418,294	427,348	418,449	316,813

Total non-time deposits	1,251,398	1,241,779	1,252,227	1,272,797	1,026,565
Certificates of deposit less than or equal to $250,000	651,255	617,839	557,300	547,823	425,893
Certificates of deposit greater than $250,000	54,086	79,080	84,466	84,585	62,533

Total certificates of deposit	705,341	696,919	641,766	632,408	488,426

Total deposits	$1,956,739	$1,938,698	$1,893,993	$1,905,205	$1,514,991

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(Dollars in thousands)
Allowance For Loan Losses
Beginning balance	$20,555	$19,660	$18,970	$19,087	$18,234
Provision	1,215	721	842	1,475	1,493
Net recoveries (chargeoffs)	(568)	174	(152)	(1,592)	(640)

Ending balance	$21,202	$20,555	$19,660	$18,970	$19,087

	At or for the quarters ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(Dollars in thousands)
Net (Charge-offs) Recoveries
Commercial loans
Multi-family	$(126)	$(4)	$4	$1	$5
Owner/nonowner occupied commercial real estate	23	39	24	(1,141)	(570)
Land	—	—	—	(25)	(100)
Construction	—	—	—	—	—
Commercial and industrial	(90)	314	108	1	139

Total	(193)	349	136	(1,164)	(526)
Residential mortgage loans
Real estate	(257)	(291)	(239)	(196)	(123)
Construction	—	—	—	—	—

Total	(257)	(291)	(239)	(196)	(123)
Consumer loans
Consumer	(118)	116	(49)	(232)	9

Total	(118)	116	(49)	(232)	9

Total net chargeoffs	$(568)	$174	$(152)	$(1,592)	$(640)

	At or for the quarters ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(Dollars in thousands)
Nonperforming Loans
Commercial loans
Multi-family	$275	$402	$413	$419	$—
Owner/nonowner occupied commercial real estate	1,218	1,234	1,331	1,398	3,546
Land	9	9	9	9	34
Construction	—	—	—	—	—
Commercial and industrial	1,505	234	190	354	361

Total	3,007	1,879	1,943	2,180	3,941
Residential mortgage loans
Real estate	6,076	6,627	6,701	5,868	6,084
Construction	—	—	—	—	—

Total	6,076	6,627	6,701	5,868	6,084
Consumer loans
Consumer	2,620	2,332	2,137	2,513	2,414

Total	2,620	2,332	2,137	2,513	2,414

Total nonperforming loans	$11,703	$10,838	$10,781	$10,561	$12,439

Total Nonperforming Loans and Nonperforming Assets
Past due 90 days and on nonaccrual status	$8,620	$7,634	$7,706	$7,581	$7,859
Past due 90 days and still accruing	—	8	2	—	—

Past due 90 days	8,620	7,642	7,708	7,581	7,859
Past due less than 90 days and on nonaccrual	3,083	3,196	3,073	2,980	4,580

Total nonperforming loans	11,703	10,838	10,781	10,561	12,439
Other real estate owned	1,047	1,133	1,197	1,137	1,726
Other classified assets	4,050	6,384	6,384	6,384	6,384
Repossessed assets	206	10	—	—	51

Total nonperforming assets	$17,006	$18,365	$18,362	$18,082	$20,600

UNITED COMMUNITY FINANCIAL CORP.

NON-GAAP DISCLOSURE RECONCILIATION

(Unaudited)

Reconciliation of Average Shareholders’ Equity to Average Tangible Equity:

	At or for the quarters ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(Dollars in thousands, except per share data)
Average shareholders equity	$295,506	$295,506	$282,335	$274,277	$251,230
Average intangible assets	23,563	23,642	23,699	26,935	1,543

Average tangible equity	$271,943	$271,864	$258,636	$247,342	$249,687

Net income	$4,502	$7,556	$8,189	$1,538	$5,025
Return on tangible equity	6.62%	11.12%	12.66%	2.49%	8.05%

Reconciliation of Fully Taxable Equivalent Net Interest Income to Net Interest Income:

	For the quarters ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(Dollars in thousands)
Interest income	$24,849	$24,048	$23,553	$21,060	$18,495
Fully taxable equivalent adjustment	221	224	229	237	219

Fully taxable equivalent interest income	25,070	24,272	23,782	21,297	18,714
Interest expense	3,969	3,545	3,059	2,584	2,161

Fully taxable net interest income	$21,101	$20,727	$20,723	$18,713	$16,553

	For the twelve months ended
	December 31, 2017	December 31, 2016
	(Dollars in thousands)
Interest income	$93,510	$70,729
Fully taxable equivalent adjustment	911	686

Fully taxable equivalent interest income	94,421	71,415
Interest expense	13,157	8,428

Fully taxable net interest income	$81,264	$62,987

Reconciliation of Net Interest Margin without Accretion/Amortization of Purchase Accounting Adjustments:

	For the three months ended	For the twelve months ended
	December 31, 2017	December 31, 2017
	(Dollars in thousands)
Fully taxable net interest income	$21,101	$81,264
Accretion/amortization of purchase accounting adjustments	711	2,566

Fully taxable net interest income, without purchase accounting adjustments	$20,390	$78,698

Average interest earning assets	$2,463,977	$2,385,893
Net interest margin excluding accretion amortization of purchase accounting adjustments	3.31%	3.30%

Reconciliation of Coverage Ratio to Coverage Ratio with Fair Value Adjustments Included with Allowance for Loan Losses:

December 31, 2017
(Dollars in thousands)
Allowance for loan losses	$21,202
Fair value adjustments	3,785

24,987

Loans, net	$1,999,877
Add: Allowance for loan losses and fair value adjustment	24,987

Gross loans	$2,024,864

Coverage ratio with the Fair Value adjustments included in Allowance for loan losses	1.23%

Tangible Book Value Per Share:

Tangible book value, per share is defined at shareholders equity minus intangible assets divided by the number of shares outstanding.

	At the quarters ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
		(Dollars in thousands, except per share data)
Total shareholders’ equity	$293,694	$291,851	$285,480	$277,102	$249,806
Goodwill	20,221	19,488	19,467	19,460	208
Customer list intangible	2,060	2,090	2,060	2,090	1,356
Core deposit intangible	1,934	2,017	2,099	2,182	5
Total common shares outstanding	49,800,126	49,758,487	49,715,021	49,695,487	46,581,370
Tangible book value, as reported	$5.41	$5.39	$5.27	$5.10	$5.32

UNITED COMMUNITY FINANCIAL CORP.

NON-GAAP DISCLOSURE RECONCILIATION

(Unaudited)

Reconciliation of Normalized Net Income and Earnings Per Diluted Share:

	For the three months ended		For the twelve months ended
	December 31, 2017		December 31, 2017
	Dollars in thousands	Diluted Earnings Per Share	Dollars in thousands	Diluted Earnings Per Share
Net Income and diluted earnings per share	$4,502	$0.090	$21,785	$0.437
Add: Acquisition related expenses, net of tax	39	—	3,293	0.066
Add: Deferred tax asset revaluation	1,861	0.037	1,861	0.038
Add: Litigation receivable adjustment, net of tax	1,517	0.030	1,517	0.031

Normalized net income and diluted earnings per share	$7,919	$0.158	$28,456	$0.571

Weighted average shares outstanding—diluted	49,827		49,492

Calculation of Normalized Return on Average Assets and Normalized Return on Average Equity:

	For the three months ended	For the twelve months ended
	December 31, 2017	December 31, 2017
	(Dollars in thousands)
Normalized net income	$7,919	$28,456
Average assets	2,643,000	2,564,160
Average equity	295,506	285,511
Normalized return on average assets	1.20%	1.11%
Normalized return on average equity	10.72%	9.97%

Calculation of Normalized Efficiency Ratio:

	For the three months ended	For the twelve months ended
	December 31, 2017	December 31, 2017
	(Dollars in thousands)
Noninterest expense	$17,329	$68,259
Subtract: intangible asset amortization	(114)	(422)
Subtract: merger related expenses	(39)	(5,001)
Subtract: litigation receivable adjustment	(2,334)	(2,334)

	$14,842	$60,502

Net interest income (FTE)	$21,101	$81,264
Noninterest income	6,460	25,239
Subtract: Securities gains	—	(566)
Add: Loss on disposal of REO	46	189

	$27,607	$106,126
Normalized efficiency ratio	53.76%	57.01%